Exhibit 7


                      TRANSACTIONS IN SHARES OF THE COMPANY


            The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days or since the filing of Amendment No. 1 to the Schedule 13D, whichever is less. All transactions involved purchases of Shares on the New York Stock Exchange.


Reporting Person                                                      Price Per
With Direct                                                             Share
Beneficial                     Date of            Number of          (Excluding
Ownership                    Transaction            Shares           Commission
---------                    -----------            ------           ----------

Greentree                      6/17/98              30,000             19.4375

Greentree                      6/25/98              20,000             18.8304

Greentree                      6/26/98              20,000             18.6250

Greentree                      6/29/98              8,900              18.5000

Greenbelt                      6/11/98              20,000             19.7500

Greenbelt                      6/17/98              30,000             19.4375

Greenbelt                      6/18/98              6,000              19.3750

Greenbelt                      6/25/98              22,000             18.8304

Greenbelt                      6/26/98              25,000             18.5000

Greenbelt                      6/30/98              75,000             19.8750






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